Exhibit 99.1

SunOpta Announces Completion of US$53.8 Million Offering

February 13, 2007

TORONTO, ONTARIO—SunOpta Inc. (SunOpta) (Nasdaq:STKL) (TSX:SOY) announced today that it has completed its previously announced public offering of common shares. As the underwriters of the offering exercised their over-allotment option in full upon closing, a total of 5,175,000 common shares were issued to the public at a price of US$10.40 per share for aggregate gross proceeds of approximately US$53.8 million. The offering was completed on an underwritten basis through a syndicate of underwriters led by Canaccord Adams Inc. in the United States and Canaccord Capital Corporation in Canada and including, in Canada, BMO Nesbitt Burns Inc., National Bank Financial Inc., Desjardins Securities Inc. and Octagon Capital Corporation.

The net proceeds of the offering are expected to be used to repay outstanding indebtedness and for general corporate purposes, including future acquisitions, internal expansion projects and working capital requirements.

"We are very pleased with the support we have received from both our existing shareholders and new investors" remarked Steve Bromley, President and Chief Executive Officer. "The offering was oversubscribed and sold to a broad range of institutional and retail investors in the United States, Canada and Europe".

In welcoming SunOpta’s new shareholders, Jeremy Kendall, Chairman of SunOpta, added "With the proceeds of the offering, we believe SunOpta is well-positioned for continued growth over the next few years."

This news release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state, province or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under securities laws of such state, province or jurisdiction. An offering may only be made in the provinces of British Columbia, Alberta, Manitoba and Ontario by means of a prospectus and in the United States only by means of a prospectus and the related prospectus supplement.

About SunOpta Inc.

SunOpta Inc. is an operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food, supplements and health and beauty markets. The Company has three business units: the SunOpta Food Group, which specializes in sourcing, processing and distribution of natural and organic food products integrated from seed through packaged products; the Opta Minerals Group, a producer, distributor, and recycler of environmentally friendly industrial materials; and the SunOpta BioProcess Group (soon to become SunOpta BioProcess Inc.) which engineers and markets proprietary steam explosion technology systems for the pulp, bio-fuel and food processing industries. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

Forward-Looking Statements

Certain statements included in this press release may constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to references to business strategies, competitive strengths, goals, capital expenditure plans, business and operational growth plans and references to the future growth of the business. These forward looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its interpretation of current conditions, historical trends and expected future developments as well as other factors that the Company believes are appropriate in the circumstance. However, whether actual results and developments will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to; general economic, business or market risk conditions; competitive actions by other companies; changes in laws or regulations or policies of local governments, provinces and states as well as the governments of United States and Canada, many of which are beyond the control of the Company. Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

SunOpta Inc.
Jeremy N. Kendall, Chairman
Steve Bromley, President & CEO
John Dietrich, Vice President & CFO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com

or

Investment Community Inquiries:
Lytham Partners, LLC
Joe Diaz, Robert Blum or Joe Dorame, 602-889-9700
diaz@lyth